Exhibit 10.19
AMENDMENT NO. 2
TO
CONSULTING AGREEMENT
     This Amendment No. 2 to the Consulting Agreement dated July 1, 2008 (“Agreement”), is hereby entered into and effective as of July 2 2010 (“Amendment No. 2 Effective Date”), by and between Spectrum Pharmaceuticals, Inc., a Delaware corporation, with an office located at 157 Technology Drive, Irvine, California 92618 (“Spectrum”), and Luigi Lenaz, M.D., located at 11 Planetree Court, Newtown, PA 18940 (“Consultant”). Capitalized terms not defined herein shall have the meaning set forth in the Agreement.
     The parties agree that an amendment needs to be made to the Agreement.
     The parties agree to enter into this Amendment No. 2 to amend the Agreement, as set forth below:
1.	Section 1, shall be replaced, in its entirety, as follows:

Consulting Services. The Consultant agrees to perform consulting and advisory services as may be requested by Spectrum, related to Spectrum’s products, and as Spectrum and the Consultant shall agree from time to time. The Consultant shall render such services either in person (at Spectrum or at such other location as is reasonably acceptable to Spectrum and the Consultant) or by telephone, as Spectrum may reasonably request.

2.	Section 2, shall be modified, as follows:
•	For consulting services rendered on or after July 2, 2010, Consultant will revert to a payment rate of $250 per hour.

•	Spectrum will also reimburse Consultant for all travel (Business Class for flights 3 or more hours in duration) and other out of pocket expenses reasonably incurred by Consultant in connection with his consultation services, so long as, in the case of a travel assignment, the assignment is undertaken at the Spectrum’s request or otherwise preapproved by Spectrum in advance. Consultant’s travel time during any travel assignment hereunder, including visits to Spectrum’s office, will be deemed to be time incurred in the performance of services hereunder. Appropriate documentation should be forwarded to Spectrum showing expenses, substantially in accordance with Spectrum documentation requirements applicable to its employees in the ordinary course.
     All other provisions of the Agreement remain in full force and effect.
Agreed and Accepted as of the Amendment No. 2 Effective Date.

Spectrum Pharmaceuticals, Inc.		Luigi Lenaz, M.D.

By:	/s/ Shyam Kumaria	By:	/s/ Luigi Lenaz, M.D.

	Shyam Kumaria S.V.P., Finance		Signature